Capital Income Builder
October 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$2,359,038
Class B	$391
Class C	$137,803
Class T*	$-
Class F-1	$150,862
Class F-2	$297,859
Class F-3	$46,662
Total	$2,992,615
Class 529-A	$73,407
Class 529-B	$31
Class 529-C	$17,038
Class 529-E	$2,804
Class 529-T*	$-
Class 529-F-1	$2,999
Class R-1	$3,264
Class R-2	$15,694
Class R-2E	$594
Class R-3	$30,361
Class R-4	$26,460
Class R-5	$8,225
Class R-5E	$292
Class R-6	$276,042
Total	$457,211
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$2.0300
Class B	$0.5191
Class C	$1.5372
Class T	$1.0633
Class F-1	$1.9858
Class F-2	$2.1433
Class F-3	$1.6386
Class 529-A	$1.9864
Class 529-B	$0.3594
Class 529-C	$1.5195
Class 529-E	$1.8470
Class 529-T	$1.0524
Class 529-F-1	$2.1236
Class R-1	$1.5367
Class R-2	$1.5449
Class R-2E	$1.7576
Class R-3	$1.8172
Class R-4	$1.9987
Class R-5E	$2.1516
Class R-5	$2.1794
Class R-6	$2.2084
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,138,258
Class B*	-
Class C	80,585
Class T*	-
Class F-1	75,087
Class F-2	142,118
Class F-3	49,111
Total	1,485,159
Class 529-A	36,697
Class 529-B*	-
Class 529-C	10,943
Class 529-E	1,511
Class 529-T*	-
Class 529-F-1	1,482
Class R-1	1,962
Class R-2	9,339
Class R-2E	528
Class R-3	16,338
Class R-4	13,347
Class R-5	3,848
Class R-5E	178
Class R-6	131,314
Total	227,487
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$62.81
Class B	$-
Class C	$62.86
Class T	$62.83
Class F-1	$62.81
Class F-2	$62.78
Class F-3	$62.81
Class 529-A	$62.79
Class 529-B	$-
Class 529-C	$62.77
Class 529-E	$62.79
Class 529-T	$62.82
Class 529-F-1	$62.81
Class R-1	$62.80
Class R-2	$62.79
Class R-2E	$62.58
Class R-3	$62.80
Class R-4	$62.79
Class R-5E	$62.75
Class R-5	$62.84
Class R-6	$62.82
* Amount less than one thousand